Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-138000 and 333-184365) and on Form S-3 (Nos. 333-187427 and 333-91455) of Voxx International Corporation and Subsidiaries of our report dated January 30, 2017, relating to our audit of the consolidated financial statements of ASA Electronics, LLC, which appear in this Annual Report on Form 10-K of Voxx International Corporation and Subsidiaries for the year ended February 28, 2017.

/s/ RSM US LLP
Elkhart, Indiana
May 15, 2017